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                                                                 Exhibit 10.3(i)


                             STOCKHOLDERS AGREEMENT

     THIS AGREEMENT is made as of June 4, 1996 by and between National Equipment Services, Inc., a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV, L.P., an Illinois limited partnership (the "Investor"), and Kevin Rodgers and Paul Ingersoll (collectively, the "Executives"). The Investor and the Executives are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Capitalized terms used but not otherwise defined herein are defined in paragraph 7 hereof.

     The Investor will purchase shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common" and, together with the Class A Common, the "Common Stock"), pursuant to a purchase agreement between the Investor and the Company dated as of the date hereof (the "Purchase Agreement"). Each of the Executives will purchase shares of Class B Common pursuant to separate Management Agreements.

     The execution and delivery of this Agreement is a condition to the Investor's purchase of Common Stock pursuant to the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Board of Directors.

     (a) From and after the Closing and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

           (i) the authorized number of directors on the Company's board of directors (the "Board") shall be established at the number determined by the Investor, provided that such authorized number shall be no fewer than three directors;

           (ii) the following persons shall be elected to the Board

                 (A) two representative designated by the Investor (the
            "Investor Directors"), who shall initially be Carl D. Thoma and William C. Kessinger;


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                 (B) one representative designated by the holders of a majority of the Class B Common then held by the Executives and their Permitted Transferees (the "Executive Director"), who shall initially be Kevin Rodgers; and

                 (C) if the size of the Board shall be set by the Investor at greater than three directors, additional representatives chosen jointly by the Investor and the Executives (the "Additional Directors"); provided that if the Investor and the Executives are unable to agree on the Additional Directors within 10 days after the date specified by the Investor for electing the Additional Directors, the Investor, in its sole discretion, shall designate the Additional Directors;

           (iii) the authorized number of directors on the board of directors of each of the Company's Subsidiaries (each a "Sub Board") shall be the same as that of the Board;

           (iv) the removal from the Board or a Sub Board (with or without cause) of the Investor Director or any Executive Director shall be only upon the written request of the person or persons originally entitled to designate such director pursuant to subparagraph 1(a)(ii) above, and the removal from the Board of any Additional Director shall be only upon the written request of the Investor; provided that if any Executive Director ceases to be an employee of the Company and its subsidiaries, he shall be removed as a director promptly after his employment ceases on a date specified by the Investor; and

           (v) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to subparagraph 1(a)(ii) above.

           (b) There shall be at least four meetings of the Board during every fiscal year, at least one of which shall be held in each 120-day period during the Company's fiscal year. The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

           (c) If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

           2. Conflicting Agreements.   Each Stockholder represents that he or
it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

           3. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stock



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holder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate are subject to a Stockholders Agreement dated as of June 4, 1996, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

     4. Public Offering. In the event that the Board and the holders of a majority of the shares of Common Stock then outstanding approve an initial public offering and sale of Common Stock (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the holders of Common Stock shall take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure shall adversely affect the marketability of the offering, each holder of Common Stock shall consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding (voting as a single class) find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering.

     5. Sale of the Company.



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     (a) If the Board and the holders of a majority of the shares of Common
Stock (voting as a single class) then outstanding approve a Sale of the Company (an "Approved Sale"), each holder of Common Stock shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Common Stock shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Common Stock shall agree to sell all of his Common Stock and rights to acquire Common Stock on the terms and conditions approved by the Board and the holders of a majority of the Common Stock (voting as a single class) then outstanding. Each holder of Common Stock shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company. The Company will provide each holder of Stockholder Shares with all material information in its possession regarding such Approved Sale, so long as such holders enter into such confidentiality agreements as the purchaser(s) in such Approved Sale reasonably require.

     (b) The obligations of the holders of Common Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock shall receive the same form of consideration and the same amount of consideration as set forth in paragraph 6 below; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Common Stock received by holders of such class of Common Stock in connection with the Approved Sale less the exercise price per share of such class of Common Stock of such rights to acquire such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights. The provisions contained in this paragraph 5 shall supersede any restrictions on transfer or other contrary provisions contained in any other agreement, document or instrument to which any Stockholder is a party.

     6. Distributions upon Sale of the Company. In the event of a sale or exchange by the Stockholders of a majority of the Common Stock held by the Stockholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination, sale or transfer of the Company's capital stock or otherwise), each Stockholder shall receive in exchange for the shares of Common Stock held by such Stockholder the same portion of the aggregate consideration from such sale or exchange that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such sale or exchange. Each holder of Common Stock shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.



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     7. Participation Rights.   At least 40 days prior to any sale, transfer,
assignment, pledge or other disposal (a "Transfer") of any Stockholder Shares by the Investor or any of its Affiliates after which the Investor or such Affiliate would not have control of the Company (other than a distribution of such shares to the Investor's limited and general partners pursuant to the partnership agreement then in effect between such partners), or the prospective transferee would have control of the Company, the Investor shall deliver a written notice (the "Sale Notice") to the Company and each of the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the class(es) of the Stockholder Shares to be transferred, the identity of the prospective transferee(s) and the terms and conditions of the Transfer. If the consideration to be paid in connection with such Transfer is other than cash, the Investor will provide the Other Stockholders with all material information in the Investor's possession regarding such non-cash consideration. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Investor within 30 days after delivery of the Sale Notice. With respect to each class of Stockholder Shares to be Transferred, if any Other Stockholders have elected to participate in such Transfer, the Investor or such Affiliate and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of such class equal to the product of (i) the quotient determined by dividing (1) the number of Stockholder Shares of such class held by such Person by (2) the aggregate number of Stockholder Shares of such class owned by the Investor or such Affiliate and the Other Stockholders participating in such sale and (ii) the aggregate number of such class of Stockholder Shares to be sold in the contemplated Transfer. For purposes of the preceding sentence, all Stockholder Shares held by any Permitted Transferee of any Other Stockholder shall be deemed held by such Other Stockholder himself. Any Stockholder Shares referred to in a Sale Notice which are not transferred by the Investor during the 90-day period immediately following the date on which such Sale Notice has been given to the Other Stockholders (at a price and on terms no more favorable to the Investor than specified in the Sale Notice) will be subject to the provisions of this paragraph 7 upon subsequent transfer. The restrictions on the Transfer of Stockholder Shares set forth in this paragraph 7 will terminate (A) with respect to all Stockholder Shares upon the occurrence of a Public Offering and
(B) with respect to any particular Stockholder Share, when such Stockholder Share has been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. The provisions contained in this paragraph 7 shall supersede any restrictions on transfer or other contrary provisions contained in any other agreement, document or instrument to which any Other Stockholder is a party.

     8. Limited Preemptive Rights.



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     (i) Except for the issuance of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (a) to the Company's employees on terms and conditions approved by the Board (including, without limitation, to the Executives pursuant to the Management Agreements), (b) in connection with the acquisition of another company or business on terms and conditions approved by the Board, or (c) pursuant to a public offering registered under the Securities Act, if the Company at any time after the Closing authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Executive Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Executive Common Stock held by such holder by (2) the total number of shares of Common Stock outstanding on a Fully-Diluted Basis immediately prior to such issuance. Each holder of Executive Common Stock shall be entitled to purchase all or any portion of such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

     (ii) In order to exercise its purchase rights hereunder, a holder of Executive Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Executive Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

     (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Executive Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Executive Common Stock pursuant to the terms of this paragraph.

     (iv) Nothing contained in this paragraph 8 shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of Common Stock set forth in the Purchase Agreement, elsewhere in this Agreement or in any other agreement to which the Company is bound.



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     9. Other Matters.

     (a) Related Party Transactions. So long as the Company is not in monetary default under any loan facility between the Company and any Independent Third Party, the Investor agrees to not, and agrees to cause each Affiliate of the Investor to not, consummate, or agree to consummate, any transaction (whether through the execution of a new contract, the amendment of an existing contract or otherwise) with the Company or any of its Subsidiaries unless such transaction is approved by the holders of a majority of the Executive Common Stock; provided that this subparagraph (a) shall not apply to the transactions contemplated by paragraph 1B of the Purchase Agreement or to the Professional Services Agreement (as defined in the Purchase Agreement) as in effect on the date hereof.

     (b) Issuances. So long as the Company is not in monetary default under any loan facility between the Company and any Independent Third Party, the Investor agrees to not, and agrees to cause each Affiliate of the Investor to not, purchase any Common Stock or any securities containing options or rights to acquire any shares of Common Stock unless the Investor and/or its Affiliates has theretofore purchased all of securities contemplated by paragraph 1B of the Purchase Agreement on the terms described in the Purchase Agreement.
     (c) Redemptions. The Company agrees to not redeem or otherwise acquire any Common Stock, except (i) for repurchases of capital stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to the Management Agreements or other arrangements approved by the Board, (ii) to the extent approved unanimously by the Board or (iii) pursuant to a purchase offer made pro rata to all holders of Common Stock on the basis of the number of shares of Common Stock owned by each such holder; provided that the foregoing shall not affect the Company's right to pay the Yield and Unreturned Original Cost in respect of its Class A Common Stock.

     10. Financial Statements and Other Information. The Company shall deliver to each holder of Executive Common Stock (so long as such Person is not employed by the Company) all of the information contemplated by paragraph 3A of the Purchase Agreement.

     11. Inspection of Property. The Company shall permit any representatives designated by any holder of Executive Common Stock (so long as such Person is not employed by the Company), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries,
(ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

     12. Definitions.



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     "Additional Executive" means any member of the Company's senior management who becomes a "Stockholder" in accordance with paragraph 9 of this Agreement.

     "Affiliate" of the Investor means any general or limited partner of the Investor or any other person, entity or investment fund controlling, controlled by or under common control with the Investor.

     "Closing" shall have the meaning set forth in the Purchase Agreement.

     "Executive Common Stock" means (i) the Class B Common issued pursuant to the Management Agreements and (ii) any capital stock issued or issuable with respect to the Class B Common referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Executive Common Stock, such shares shall cease to be Executive Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

     "Fully-Diluted Basis" includes, without duplication, (i) all shares of Common Stock outstanding at the time of determination, (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of all warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible, and
(iii) all shares of Common Stock issuable upon the conversion or exchange of all stock or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, whether or not then convertible or exchangeable.

     "Indebtedness" shall have the meaning set forth in the Purchase Agreement.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a Fully-Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     "Management Agreements" means the senior management agreements between the Company and each Executive and Additional Executive, in form and substance substantially similar to Exhibits B-1 and B-2 attached to the Purchase Agreement.

     "Permitted Transferee" means (i) in the case of any Executive and any Additional Executive, his spouse and/or descendants (whether natural or adopted), and any trust solely for the benefit of such person and/or his spouse and/or descendants, and (ii) in the case of the Investor, its Affiliates.



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     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock approved by the Board.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "Sale of the Company" means any transaction or series of transactions pursuant to which any Independent Third Party or group of Independent Third Parties in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder (including, without limitation, any shares acquired pursuant to paragraph 16 below), (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     13. Transfers; Transfers in Violation of Agreement. Prior to transferring any Stockholder Shares to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     14. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company, the Company may permit such person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such person shall for all purposes be a "Stockholder" party to this Agreement.



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     15. Holdback Agreement.  Each holder of Stockholder Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of an initial Public Offering, unless the underwriters managing such initial Public Offering otherwise agree.

     16. Antidilution.

     (a) Subject to paragraph 16(c) below, if the Investor or any other investor (including, without limitation, any Seller (as defined in the Purchase Agreement)) shall invest up to an additional $5 million in the Company (in addition to the $25 million investment contemplated by Sections 1B(b) and 1B(c) of the Purchase Agreement) (the "Second Tranche"), the Company shall simultaneously offer to sell to each Executive and Additional Executive who is then employed by the Company or any Subsidiary (the "Eligible Executives") 12.5% of the common equity component of any such investment including, for purposes of such calculation, any shares issued to the Eligible Executives pursuant to this paragraph and any common equity participation accruing to the holders of any preferential security issued in such transaction, multiplied by a fraction, the numerator of which is the number of shares of Common Stock on a Fully-Diluted basis then held by such Eligible Executive, and the denominator of which is the number of shares of Common Stock on a Fully-Diluted Basis then held by all Eligible Executives, for a price per share equal to the price per share of common equity issued to the Investor or such other investor in such transaction.

     (b) Subject to paragraph 16(c) below, if the Investor or any other investor (including, without limitation, any Seller) shall invest up to an additional $5 million in the Company (in addition to the $25 million investment contemplated by Sections 1B(b) and 1B(c) of the Purchase Agreement and the $5 million investment contemplated by paragraph 16(a) above) (the "Third Tranche"), the Company shall simultaneously offer to sell to each Eligible Executive 10.0% of the common equity component of any such investment including, for purposes of such calculation, any shares issued to the Eligible Executives pursuant to this paragraph and any common equity participation accruing to the holders of any preferential security issued in such transaction, multiplied by a fraction, the numerator of which is the number of shares of Common Stock on a Fully-Diluted basis then held by such Eligible Executive, and the denominator of which is the number of shares of Common Stock on a Fully-Diluted Basis then held by all Eligible Executives, for a price per share equal to the price per share of common equity issued to the Investor or such other investor in such transaction.

     (c) Notwithstanding paragraphs 16(a) and 16(b) above, the anti-dilution protections described in such paragraphs will not apply if, at the time the Investor or such other investor shall invest in the Second Tranche or the Third Tranche, the Company is in monetary default under and loan facility between the Company and any Independent Third Party. In addition, in connection with the issuance of any shares to any Eligible Executive pursuant to paragraph 16(a) or 16(b) above, such Eligible Executive will enter into (or have entered into) an agreement with the Company substantially in the form of the portion of the Management Agreements entitled



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"Provisions Relating to Executive Stock," which agreement will be binding on such Eligible Executive and the Company with respect to such shares; provided that such shares shall be subject to a two-year vesting period which begins on the date of issuance of such shares and vests ratably on a daily basis during such two year period.

     17. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Investor, each Executive and each Additional Executive. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     19. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     20. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. In addition, the rights and obligations of the Investor under this Agreement and the agreements contemplated hereby may be assigned by the Investor at any time, in whole or in part, to any investment fund managed by Golder, Thoma, Cressey, Rauner, Inc., or any successor thereto.

     21. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     22. Remedies. The Company, the Investor, each Executive and each Additional Executive shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Investor, each Executive and each Additional Executive may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     23. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

     National Equipment Services, Inc.
     6100 Sears Tower
                        Chicago, Illinois 60606-6402
     Attention:  President

     24. Governing Law. The corporate law of Delaware shall govern all issued concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     25. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                               *   *   *   *   *

<FF>

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


     NATIONAL EQUIPMENT SERVICES, INC.

     By   /s/ Kevin P. Rodgers
     Its   President


     GOLDER, THOMA, CRESSEY, RAUNER
     FUND IV, L.P.

     By:  GTCR IV, L.P.,
     its General Partner

     By:  Golder, Thoma, Cressey, Rauner, Inc.,
     its General Partner

     By:   /s/ Carl D. Thoma
     Its:  Principal


     /s/ Kevin Rodgers
     Kevin Rodgers


     /s/ Paul Ingersoll
     Paul Ingersoll